EXHIBIT 10.5

PERFORMANCE UNIT AGREEMENT

Name of Participant:	[Name]
Name of Plan:	2011 Ashland Inc. Incentive Plan
Number of Performance Units:	[x,xxx]
Three-Year Performance Period:	__________ through __________
Date of Award:	__________ _____, 20_____

Ashland Inc. (“Ashland”) hereby confirms the grant of a Performance Unit Award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the 2011 Ashland Inc. Incentive Plan (hereinafter called the “Plan”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland.

This Award is granted under, and subject to, all the terms and conditions of the Long-Term Incentive Plan Program Memorandum (“LTIP”) (Attachment _____) and the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan.  Based upon the attainment of the Performance Goals outlined in the LTIP, this Award of Performance Units will be paid to the Participant in shares of Ashland Common Stock, par value $0.01 per share (“Common Stock”) in [Month] [Year].  Copies of the Plan and related Prospectus are available for your review on Fidelity’s website.

Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Performance Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the LTIP and the Plan.

Nothing contained in this Agreement, the LTIP or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.

Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan.  The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America.  By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.

Personal and Confidential

The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan.  The Participant understands that, unless earlier revoked by the Participant by giving written notice to _______________, this consent shall be effective for the duration of the Award.  The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.

Please contact either Karen Willett  (859) 357-7996;  klwillett@ashland.com or Shane Davis (859) 815-4092; Shane_davis@ashland.com if you have any questions.

Subject to the terms and conditions specified herein and of the Plan, this Award of Performance Units shall be confirmed by execution of this Agreement and delivery thereof no later than __________________, to Ashland at _______________________ Attention: _____________.  The right to the Award of Performance Units under the Plan shall expire if not accepted by _____________ as set forth above.

IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.

ASHLAND INC.
By:

Susan B. Esler Vice President, Human Resources

I hereby elect to receive this Award of Performance Units subject to the terms and conditions of the 2011 Ashland Inc. Incentive Plan and the LTIP.  My election to accept this Award of Performance Units is effective ______________, 20_____. I hereby acknowledge receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). I represent that I am familiar with the terms and provisions of the Prospectus Information and hereby accept this Award on the terms and conditions set forth herein and in the Plan.

______________________________________________________________________
Date

Personal and Confidential